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                                 EXHIBIT 99.1
                                 ------------

FROM:             BALLY TOTAL FITNESS HOLDING CORPORATION

                  8700 West Bryn Mawr Avenue
                  Chicago, IL 60631
                  Contact:   Dave Southern - Tel. (773) 399-7611
                             Vice President, Public & Investor Relations

                  THE MWW GROUP
                  Public Relations - Tel. (201) 507-9500
                  Contact:     Laurie Terry - Email:   lterry@mww.com

--------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                      BALLY TOTAL FITNESS TURNS PROFITABLE
                         WITH 1998 FIRST QUARTER RESULTS

         CHICAGO, April 28, 1998 -- Bally Total Fitness Holding Corporation (NYSE: BFT), today announced results for the quarter ended March 31, 1998. Lee
S. Hillman, President and CEO stated, "Operating income of $11.9 million and net income of $2.1 million ($.10 a share) represent clear indications that the programs we have implemented have allowed us to turn around the business and put us in a position to return to profitability." The quarterly results exceeded all published Wall Street estimates.

         For the first quarter of 1998, revenues improved 10% to $184.5 million from $168.4 million last year. Deferred revenue accounting reduced revenues by $10.1 million in the 1998 quarter compared to a $5.7 million reduction in 1997. Exclusive of the change in deferred revenues, revenues for the first quarter of 1998 increased 12%. Initial membership fees originated increased 11% from the 1997 quarter, demonstrating the strength of the Company's strategy to emphasize popular all-club memberships, which are typically financed, and minimizing the sale of single-club memberships. Dues collected during the first quarter of 1998 increased 8% from the prior year. Revenues from other sources grew by almost 80% to more than $6 million.

         Operating income before depreciation and amortization ("EBITDA") improved 28% to $24.7 million in the 1998 quarter versus $19.2 million in the comparable year ago quarter. Net income was




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$2.1 million ($.10 a share) for the 1998 period compared to a net loss of $5.7 million ($.46 a share) for 1997.

         Mr. Hillman added, "Our first quarter results showed strengthening performance in our core business built on the operating strategies we initiated in 1997. We achieved strong growth in initial membership fees during the first quarter. In addition to continuing the recent trend of improving price-mix and credit quality of these memberships, unit sales of memberships grew for the first time in many years. We're also happy with the contribution of our newest initiatives. In the first quarter, we achieved strong growth in revenues from personal training, sales of Bfit Nutritionals(TM) and in-club Bfit Essentials(sm) retail stores. Additionally, we expect to open several more of our Bfit Rehab(sm) rehabilitative and physical therapy centers during 1998."

         Bally Total Fitness is the largest, and only nationwide, commercial operator of fitness centers in the United States, with approximately four million members and 320 facilities in 27 states and Canada.

                                       ###

Forward-looking statements in this release including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; competition; success of operating initiatives; advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions; and other factors described in filings of the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 -table follows-

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                     BALLY TOTAL FITNESS HOLDING CORPORATION
                         CONSOLIDATED OPERATION SUMMARY
                                   (UNAUDITED)

                                                                                       Three months ended March 31
                                                                                       ---------------------------
                                                                                        1998                 1997
                                                                                        ----                 ----
Revenues:
     Initial membership fees originated....................................          $125,557,000         $113,043,000
     Dues collected........................................................            51,573,000           47,788,000
     Change in deferred revenues...........................................           (10,147,000)          (5,665,000)
     Finance charges and other.............................................            17,505,000           13,239,000
                                                                                     ------------          -----------
                                                                                     $184,488,000         $168,405,000

Operating income before depreciation and amortization ("EBITDA")                      $24,670,000         $ 19,236,000
Operating income...........................................................            11,927,000            6,171,000
Net income (loss)..........................................................             2,072,000           (5,680,000)

Basic earnings (loss) per common share.....................................                  $.10         $       (.46)

  Average common shares outstanding........................................            20,579,571           12,279,131

Diluted earnings (loss) per common share ..................................                  $.09         $       (.46)

  Average diluted common shares outstanding (includes 3,685,457                        24,265,028           12,279,131
      common equivalent shares in 1998) ...................................

NOTES:

A. Interest income for the 1997 period has been reclassified to conform with the 1998 presentation.

B. Excluding the non-cash effects of changes in deferred revenues and related deferred membership organization costs, EBITDA for the three months ended March 31, 1998 was $28.7 million compared to $24.6 million for 1997, an increase of $4.1 million (17%). The change in deferred membership origination costs decreased operating costs and expenses by $6.1 million and $.3 million for the three months ended March 31, 1998 and 1997, respectively.

C. In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is computed similarly to fully diluted earnings per share pursuant to APB Opinion No. 15. Earnings (loss) per share amounts for all periods have been presented, and where appropriate restated, to conform to SFAS No. 128.

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